--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant | |

Check the appropriate box:

|X|  Preliminary Proxy Statement

| |  Confidential, For Use Of The Commission Only
     (As Permitted By Rule 14a-6(E)(2))

| |  Definitive Proxy Statement

| |  Definitive Additional Materials

| |  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               KANAKARIS WIRELESS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
     ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
     ------------------------------------------------------------------------

     (5)  Total fee paid:
     ------------------------------------------------------------------------

| |  Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
     ------------------------------------------------------------------------

     (3)  Filing Party:
     ------------------------------------------------------------------------

     (4)  Date Filed:
     ------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               KANAKARIS WIRELESS
                           3303 HARBOR BLVD., SUITE F-3
                              COSTA MESA, CA 92626

                                February __, 2001

To Our Stockholders:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Kanakaris Wireless which will be held at 9:00 a.m. local time on March 14, 2001, at the __________________ (the "Annual Meeting"). All holders of record of our outstanding common stock and preferred stock as of February 9, 2001 are entitled to vote at the Annual Meeting.

         Enclosed are a copy of the Notice of Annual Meeting of Stockholders, a proxy statement and a proxy card. Stockholders will have an opportunity to ask questions at the Annual Meeting.

         We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                                           Sincerely,


                                           ------------------
                                           Alex F. Kanakaris
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                               KANAKARIS WIRELESS
                           3303 HARBOR BLVD., SUITE F-3
                              COSTA MESA, CA 92626

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MARCH 14, 2001


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kanakaris Wireless, a Nevada corporation, will be held at 9:00 a.m. local time on March 14, 2001, at __________________ (the "Annual Meeting"), for the following purposes, as more fully described in the accompanying proxy statement:

         1. To elect ten directors to our board of directors;

         2. To consider and vote upon a proposal to approve an amendment to our Restated Articles of Incorporation to increase our authorized shares of common stock from 100,000,000 shares to 250,000,000 shares;

         3. To consider and vote upon a proposal to approve an amendment to our Restated Articles of Incorporation that would increase the voting rights of the Class A Convertible Preferred Stock from twenty non-cumulative votes per share, voting together with our common stock on all matters presented for approval of stockholders generally, to one hundred non-cumulative votes per share on such matters;

         4. To consider and vote upon a proposal to approve an amendment to our Amended and Restated Bylaws that provides that the acquisition of controlling interest provisions of the Nevada Corporations Code shall not apply in connection with the change in voting rights described in proposal 3;

         5. To ratify the appointment of Weinberg & Company, P.A. as our independent certified public accountants to audit our financial statements for the fiscal year beginning October 1, 2000; and

         6. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Our board of directors has fixed the close of business on February 9, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

                                         By Order of the Board of Directors


                                         ------------------
                                         Alex F. Kanakaris,
                                         Chairman of the Board,
                                         President and Chief Executive Officer

Costa Mesa, California
February ___, 2001

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                               KANAKARIS WIRELESS
                            3303 HARBOR BLVD., SUITE F-3
                               COSTA MESA, CA 92626

                               ---------------------

                                 PROXY STATEMENT

                               ---------------------

                         2001 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON MARCH 14, 2001

                               ---------------------

            THIS PROXY MATERIAL IS FIRST BEING MAILED TO STOCKHOLDERS
                           ON OR ABOUT FEBRUARY __, 2001

                               ---------------------

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of Kanakaris Wireless, a Nevada corporation, for use at the annual meeting of stockholders to be held at 9:00 a.m. local time on March 14, 2001, at __________________ (the "Annual
Meeting"), and at any adjournments thereof.

         We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by our directors, officers and regular employees who will not be additionally compensated. We have no present plans to hire special employees or paid solicitors to assist us in obtaining proxies, but we reserve the option to do so if it should appear that a quorum otherwise might not be obtained. It is anticipated that this proxy statement and accompanying proxy cards will be mailed on or about the mailing date set forth above to all stockholders entitled to vote at the Annual Meeting.

          When a proxy card is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. If no specification is indicated, the shares will be voted "FOR" the approval of the proposals listed on the proxy, including election of all nominated directors set forth on the proxy. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by delivering written notice to our Secretary at the above address or by issuance of a subsequent proxy.

                                VOTING SECURITIES

         Only stockholders of record at the close of business on February 9, 2001 are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof. At the close of business on February 9, 2001, we had issued and outstanding ________ shares of common stock, $.001 par value per share, and 1,000,000 shares of Class A Convertible Preferred Stock, $.01 par value per share, or preferred stock.

         For proposals 1, 2, 4, 5 and 6, the holders of a majority of the voting power entitled to vote on any matter coming before the Annual Meeting for a vote of stockholders generally, represented in person or by proxy, will constitute a quorum for the purpose of voting on such proposals. For proposal 3, the holders of a majority of the voting power entitled to vote on any matter coming before the Annual Meeting for a vote of stockholders generally, represented in person or by proxy, together with the holders of a majority of the voting power of our preferred stock, will constitute a quorum for the purpose of voting on such proposal.

         On any matter coming before the Annual Meeting for a vote of stockholders generally, including proposals 1, 2, 4, 5 and 6, each share of common stock entitles the holder of record to one vote and each share of preferred stock entitles the holder of record to twenty non-cumulative votes, with the common stock and the preferred stock voting together as a single class. On any matter coming before the Annual Meeting for a vote of the preferred stock as a separate class, including proposals 3 and 6, each share of preferred stock entitles the holder of record to one vote, with the preferred stock voting as a separate class.

         Generally, if a quorum is present, the affirmative vote of the holders of a majority of the voting power represented in person or by proxy and entitled to vote on a proposal will constitute the act of the stockholders with regard to that proposal. However, in voting for directors, if any stockholder gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes, then each stockholder has the right to cumulate votes and to give any one or more of the nominees whose names have been placed in nomination prior to the voting a number of votes equal to the number of directors to be elected (in this case, ten) multiplied by the number of shares that the stockholder is entitled to vote for the election of directors, or to distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit. The board of directors is soliciting discretionary authority to cumulate and distribute votes among some or all of the nominees if any stockholder invokes cumulative voting. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Votes against a director and votes withheld shall have no legal effect.

         Votes cast at the Annual Meeting will be tabulated by the persons appointed by us to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" (which are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum. Although abstentions and broker non-votes are not counted either FOR or AGAINST any proposals, if the number of abstentions or broker non-votes results in the votes FOR a proposal not equaling at least a majority of the quorum required for the proposal, the proposal will not be approved. This will be the case even though the number of votes FOR the proposal exceeds the number of votes
AGAINST the proposal.

         The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

                              --------------------

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Directors are elected annually to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified or their earlier death, resignation or removal. It is intended that the proxies solicited by the board of directors will be voted for election of the ten nominees listed below unless a contrary instruction is made on the proxy. If for any reason one or more of these nominees should be unavailable as a candidate for director, an event which is not anticipated, the person named in the accompanying proxy will vote for another candidate or candidates, if any, nominated by the board of directors. Under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named below. The nominees for election as directors of our company are Alex Kanakaris, Branch Lotspeich, John Robert McKay, Patrick McKenna, Lisa Lawrence, Robert Sherry, Rose Forbes, Jeff Hall, Tom Hughes and Charles Moore. All of the nominees for director are, at present, directors of our company.

         The following table sets forth information regarding the beneficial ownership of our common stock as of January 5, 2001 by:

         o Each person known by us to own beneficially 5% or more of our outstanding common stock;
         o        Each of our directors;
         o Each of our executive officers named in the summary compensation
         o        table below; and
         o        All of our directors and executive officers as a group.

         The following calculations of the percentages of outstanding shares are based on 46,746,494 shares of our common stock and 1,000,000 shares of our Class A Convertible Preferred Stock issued and outstanding as of January 5, 2001. Share ownership in each case includes shares issuable upon exercise of outstanding options and warrants, conversion of outstanding shares of Class A Convertible Preferred Stock and conversion of outstanding convertible debentures that are exercisable or convertible, as the case may be, within sixty days of the date of the table, as more particularly described in the footnotes below. Except as described below, beneficial ownership and, accordingly, percent of class ownership, is calculated pursuant to Securities and Exchange Commission Rule 13d-3.

         Amounts shown in the table as beneficially owned by Bristol Investment Fund, Ltd., AJW Partners, LLC, New Millennium Capital Partners, LLC, Bank Insinger de Beaufort and Equilibrium Equity, LLC, or the debenture investors, are determined in part based upon the terms of convertible debentures and related warrants held by these five debenture investors as of the date of the table. For purposes of the table, we have disregarded provisions contained in the debentures and warrants that prohibit conversion of the debentures or exercise of the warrants to the extent that conversion of the debentures would result in the debenture investor, together with its affiliates, beneficially owning in excess of 4.999% or 9.999% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the debenture investor, together with its affiliates, beneficially owning in excess of 4.9% of our outstanding shares of common stock. These limitations may be waived by a debenture investor upon prior written notice to us. Further, these limitations do not preclude a debenture investor from converting or exercising and selling shares underlying the debentures and warrants in stages over time where each stage does not cause the debenture investor to beneficially own in excess of the limitation amounts.

         In light of the above discussion regarding the terms of the debentures and warrants, the number of shares shown in the table below as beneficially owned by each debenture investor represents a good faith estimate of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants as of the date of the table and has not been calculated in strict compliance with Rule 13d-3.




         With regard to changes in control of our company, on May 24, 2000, our company held a special meeting of stockholders for consideration of several proposals. One of the proposals involved an increase in the voting rights of the Class A Convertible Preferred Stock from three non-cumulative votes per share, voting together with our common stock on all matters on which the holders of our common stock are entitled to vote, to twenty non-cumulative votes per share on such matters. At the meeting, this proposal was approved by our stockholders.

         On June 2, 2000, we filed with the Nevada Secretary of State Amended and Restated Articles of Incorporation that include, among other things, this increase in voting rights of the Class A Convertible Preferred Stock. As a result of this increase in voting rights and as a result of ownership of shares of common stock and Class A Convertible Preferred Stock by Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, Mr. Kanakaris became entitled to exercise voting control over our company. Immediately prior to such time, no identifiable person or group of persons had voting control over our company. The current beneficial ownership by Mr. Kanakaris of our voting securities is set forth in the table below.

                                                     AMOUNT AND NATURE
     NAME AND ADDRESS OF               TITLE OF        OF BENEFICIAL            PERCENT
     BENEFICIAL OWNER(1)                CLASS            OWNERSHIP              OF CLASS
      -----------------                ---------   --------------------         --------
AJW Partners, LLC
155 First Street, Suite B
Mineola, New York 11501................. Common        11,144,356 (2)             19.33%

New Millennium Capital Partners II, LLC
155 First Street, Suite B
Mineola, New York 11501................. Common        11,144,356 (2)             19.33%

Alex F. Kanakaris....................... Common         7,052,046 (3)             13.69%

                                         Class A
                                         Convertible
                 ....................... Preferred      1,000,000                100.00%

Bristol Investment Fund, Ltd.
c/o Olympia Capital (Cayman) Limited
Williams House
20 Reid Street
Hamilton HM 11, Bermuda................. Common          5,600,000 (4)            10.70%

Equilibrium Equity, LLC
155 First Street, Suite B
Mineola, New York 11501................. Common         4,498,311 (5)              8.79%

Bank Insinger de Beaufort
Heregracht 551
1017 BW Amsterdam
Netherlands............................. Common         4,397,559 (6)              8.79%

Branch Lotspeich........................ Common         2,814,976 (7)              5.83%

John Robert McKay....................... Common         1,150,500 (8)              2.44%

Lisa Lawrence........................... Common           970,000 (9)              2.05%

Patrick McKenna......................... Common           300,000 (10)                *

Rose Forbes............................. Common           100,000                     *

Jeff Hall............................... Common            80,000 (11)                *

Robert Sherry........................... Common            50,000                     *

Thomas S. Hughes........................ Common            50,000                     *

David T. Shomaker....................... Common            15,000                     *

All director nominees and
  executive officers as a
  group (10 persons).................... Common        12,582,522 (12)            23.09%

                                         Class A
                                         Convertible
                    .................... Preferred      1,000,000                100.00%

---------------

* Less than 1%.

(1) Unless otherwise indicated, the address of each person in this table is c/o Kanakaris Wireless, 3303 Harbor Boulevard, Suite F-3, Costa Mesa, California 92626. Mr. Kanakaris, Mr. Lotspeich, Mr. McKay and Ms. Lawrence are directors and executive officers of our company. Mr. McKenna, Mr. Sherry, Ms. Forbes, Mr. Hall and Mr. Hughes are directors of our company. Mr. Shomaker is Acting Chief Financial Officer of our company and an advisor to our board of directors.

(2) Consists of 250,813 shares of common stock issued and outstanding, 1,105,086 shares of common stock issuable upon exercise of warrants and 9,788,457 shares of common stock issuable upon conversion of debentures.

(3) Consists of 2,289,546 shares of common stock issued and outstanding, 1,000,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock and 3,762,500 shares of common stock issuable upon exercise of options.

(4) Consists of 2,400,000 shares of common stock issuable upon exercise of warrants and 3,200,000 shares of common stock issuable upon conversion of debentures.

(5) Consists of 95,985 shares of common stock issued and outstanding, 410,612 shares of common stock issuable upon exercise of warrants and 3,991,714 shares of common stock issuable upon conversion of debentures.

(6) Consists of 1,109,105 shares of common stock issued and outstanding, 640,449 shares of common stock issuable upon exercise of warrants and 2,648,005 shares of common stock issuable upon conversion of debentures.

(7) Consists of 1,289,976 shares of common stock issued and outstanding, of which 25,000 shares are held by Mr. Lotspeich's spouse, and 1,525,000 shares of common stock issuable upon exercise of options.

(8) Consists of 655,500 shares of common stock issued and outstanding and 495,000 shares of common stock issuable upon exercise of options.

(9) Consists of 295,000 shares of common stock issued and outstanding and 675,000 shares of common stock issuable upon exercise of options.

(10) Consists of 50,000 shares of common stock issued and outstanding and 250,000 shares of common stock issuable upon exercise of options.

(11) Consists of 50,000 shares of common stock issued and outstanding and 30,000 shares of common stock issuable upon exercise of options.

(12) Consists of 4,845,022 shares of common stock issued and outstanding, 6,737,500 shares of common stock issuable upon exercise of options and 1,000,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock. Charles Moore, who was appointed as a director of our company on January 23, 2001, has been excluded from the table because he was not a director as of the date of the table. Mr. Moore did not beneficially own any of our company's equity securities as of the date of the table.

MANAGEMENT OF OUR COMPANY

         The executive officers and directors of our company and their ages and positions are as follows:

                  Name         Age                   Position
                  ----         ---                   --------

Alex Kanakaris*...............  44          Chairman of the Board, President,
                                            Chief Executive Officer and Director

Branch Lotspeich*.............  54          Vice Chairman of the Board, Vice
                                            President, Secretary and Director

John Robert McKay*............  38          Webmaster and Director

Patrick McKenna...............  33          Director

Robert Sherry.................  43          Director

Lisa Lawrence.................  25          Vice President of Internet, Director
                                            of Internet Business Affairs and
                                            Director

Jeff Hall.....................  49          Director

Rose Forbes...................  51          Director

Thomas S. Hughes..............  52          Director

Charles Moore.................  30          Director

David T. Shomaker.............  44          Acting Chief Financial Officer and
                                            Advisor to the Board

---------------
* Member of executive committee and 2000 Stock Option Plan committee.

BUSINESS EXPERIENCE

NOMINEES FOR DIRECTOR

         Alex F. Kanakaris has served as a director and as our Chairman of the Board, President and Chief Executive Officer since November 1997. Mr. Kanakaris served as the President of Kanakaris InternetWorks, Inc. from 1994 until it was acquired by our company in November 1997. During the past 15 years, Mr. Kanakaris created innovative web sites, including www.cyberpop.com and www.NetBooks.com, and he served as editor-in-chief of various publications such as Video Swapper, Video Entertainment, New Talent Streetscene and L.A. POP. Mr. Kanakaris is author of the book "Signs of Intelligent Life on the Internet" published by Dace/Brentwood Media Group, November 1999.

         On August 2, 1999, the Securities and Exchange Commission filed suit in the United States District Court in the District of Nevada against our company, Mr. Kanakaris, David Valenti, a stockholder of our company, and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of approximately 6,000,000 shares of our company's common stock in 1996 and 1997 to the former stockholders of Kanakaris InternetWorks, Inc., a subsidiary of our company. On August 9, 1999, a final judgment of permanent injunction and other relief was entered in connection with the execution by each defendant of a consent to entry of injunction and the payment by each of Mr. Kanakaris and Mr. Valenti of a $25,000 civil penalty. Without admitting or denying any guilt involving the violations cited in the decrees, Mr. Kanakaris, Mr. Valenti and our company each have agreed pursuant to the consents to entry of injunction not to take actions that would violate federal securities laws in connection with the offer, purchase or sale of securities.

         Branch Lotspeich has served as President of Desience Corporation since June 1997. He has served as our Vice Chairman of the Board and Secretary and as a director since November 1997. Mr. Lotspeich was appointed Vice President of our company in May 2000. Prior to that, he served as Vice President of Desience Corporation from March 1992 through June 1997. Prior to that, Mr. Lotspeich worked as an independent consultant in telecommunications, acquiring accounts including Proctor & Gamble and Cincinnati Bell Telephone. Mr. Lotspeich is a Summa Cum Laude graduate of the University of Cincinnati with a Bachelor of Fine Arts degree in Television Broadcasting.

         John Robert McKay has served as a director and as our Webmaster since August 1999. Mr. McKay served as our Vice President-Internet Division from May 1997 through July 1998. Mr. McKay has been a webmaster since 1995 and has worked both full-time and as a consultant to our company's Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris, since 1994. Mr. McKay was a web site administrator for NNA Services, a non-profit educational organization, from 1993 to 1994. Prior to that, he served as Sales Promotion Manager for ORA Electronics/Alliance Corporation, an international consumer electronics company, from 1991 to 1992. From 1987 to 1991, Mr. McKay served as the advertising manager for Kelly-Moore Paint Co. Mr. McKay is a graduate of San Francisco State University with a Bachelor of Science degree in Marketing.

         Patrick McKenna has served as a director since March 2000. During the past five years, Mr. McKenna has held various positions in Seattle, Washington. Mr. McKenna has served as Director of Strategy for iBEAM Broadcasting Corporation, an Internet broadcasting company, since March 2000. Mr. McKenna served as a business development manager for Kiket.com, a software company, from July 1998 to February 1999, and for Microsoft Corporation's Digital Media Division from February 1999 to March 2000. Prior to that time, Mr. McKenna served as a communications specialist for SJI, a telecommunications hardware company, from December 1996 to June 1998, and as president of Global Communications Network, an Internet telecommunications company, from December 1995 to June 1997. Mr. McKenna has a Bachelor of Arts degree in English from Washington State University.

         Robert Sherry has served as a director since September 2000. Mr. Sherry is currently Senior Vice President of sales with the Internet firm Business.com, and has held similar positions in the online industry at Internet companies such as NetZero, Inc. and ValueClick, Inc. In these roles, his responsibilities included launching and managing outside and inside sales operations, establishing sales accountability and revenue goals and developing new product streams. Mr. Sherry has been with Business.com as Senior Vice President of Sales since October 2000. Prior to that time, Mr. Sherry was Vice President of Sales at NetZero, Inc. from July 2000 to September 2000. From September 1999 to June 2000, Mr. Sherry was Senior Vice President of Sales at Valueclick, Inc. and held the same position from July 1998 until September 1999 with WHERE International, L.L.C. From March 1994 until July 1998, Mr. Sherry held the position of Sales Director with Readers' Digest Association. Mr. Sherry has a Bachelor of Arts degree in English from Georgetown University.

         Lisa Lawrence has served as a director since September 2000. Ms. Lawrence has been associated with our company since 1996. Ms. Lawrence currently holds the offices of Director of Internet Business Affairs, which she has held since July 1999, and Vice President of Internet, which she has held since July 2000. Ms. Lawrence develops and administers our business relationships with leading Internet companies. Ms. Lawrence also assists our Chief Executive Officer in implementing his business vision, including the expansion of our movie web sites. From August 1997 until June 1999, Ms. Lawrence worked at Curb Entertainment, where her responsibilities included sales of international film rights and representation at major film festivals. Prior to her employment at Curb Entertainment, Ms. Lawrence was a student at Pepperdine University, where she earned a Bachelor of Arts degree in Telecommunications.

         Jeff Hall has served as a director since November 2000 and was an advisor to our board of directors since November 1997. Mr. Hall serves part-time as an associate to our Chief Executive Officer in the role of a strategist and as a hands-on business implementer. Mr. Hall has been the President and owner of the Brentwood Media Group since 1991. Prior to that time, Mr. Hall joined the Los Angeles Times as Vice President of Marketing Services, was promoted to become the first President of the San Fernando Valley edition of the Los Angeles

Times and launched the Ventura County edition of the Los Angeles Times. Mr. Hall started his professional newspaper career as a general assignment reporter for the Kansas City Star, a Capital Cities/ABC newspaper, where he attained the position of Vice President of Marketing. Mr. Hall has a Master of Business Administration degree from Harvard Business School and is a graduate of Stanford University with a Bachelor of Arts degree in Communications.

         Rose Forbes has served as a director since November 2000 and was an advisor to our board of directors since November 1997. Ms. Forbes' background includes work at Sony Pictures Entertainment, MCEG/Virgin Home Entertainment and Paramount Pictures. Ms. Forbes has been Manager of Music Clearance at Sony Pictures Entertainment since December 1995 and has been with Sony since
July 1990.

         Thomas S. Hughes has served as a director since November 2000 and was an advisor to our board of directors since November 1997. Mr. Hughes is President and Chief Executive Officer of eConnect, Inc. and its subsidiary, Powerclick. Mr. Hughes has personally led eConnect's innovative and proprietary technology development for e-commerce, which includes the eCashPad electronic secure payment system. Mr. Hughes has been with eConnect since May 1995 and has been President and Chief Executive Officer of Electronic Transactions & Technologies since June 1998.

         Charles Moore has served as a director since January 2001. Mr. Moore is founder and President of the New York Internet Chamber of Commerce, a not-for-profit agency that provides a forum for political and business leaders in the State of New York. Prior to that time, Mr. Moore was Director of Sales for Plenar Corporation from November 1999 to July 2000. Mr. Moore was also President of Blue Nile Consulting, Inc., a technology consulting firm based in New York City with which he served from June 1996 until November 1999. Mr. Moore holds a Bachelor of Science degree in Computer Science from Drexel University.

         All directors hold office until the next annual stockholders' meeting or until their respective successors are elected or until their earlier death, resignation or removal. Each officer serves at the discretion of the board of directors.

ADVISORS TO OUR BOARD OF DIRECTORS

         David T. Shomaker has served as our acting Chief Financial Officer and as an advisor to our board of directors since May 1999. He has been a partner of Haynie & Company, Certified Public Accountants, based in Orange County, California and Salt Lake City, Utah since 1990. Mr. Shomaker is a Certified Public Accountant in the States of California and Utah and is a Certified Fraud Examiner and a Certified Valuation Analyst. Mr. Shomaker holds a Bachelor of Science degree in Accounting from Brigham Young University, Provo, Utah.

         Frank Ake has served as an advisor to our board of directors since November 1997. He has acted as a consultant in connection with over $1 billion of real estate acquisition, development and redevelopment projects worldwide, some of which projects have used state-of-the-art Internet technology. Mr. Ake's experience includes a position with Skidmore Owings & Merrill as Chicago Intern Architect with the world's largest architecture firm at their headquarters office from 1976-1979. Mr. Ake participated in the design of over $7 billion of airports, hotels, and office towers worldwide from 1979-2000. Mr. Ake has an architectural degree from The Illinois Institute of Technology in Chicago.

         George Atkinson has served as an advisor to our board of directors since November 1997. He was a pioneer of home video and was the President of the 600+ Video Station network, which preceded major chains such as Blockbuster Video. He was named by the Video Software Dealers Association as Video Retailer of the Year and Video Man of the Year in 1979, and was a central character in the New York Times best-selling book "Fast Forward: Hollywood, the Japanese and the VCR Wars" by James Lardner. Mr. Atkinson assists us in obtaining content for our movie web site CinemaPop.com.

         Dr. Steven A. Newman has served as an advisor to our board of directors since September 2000 and served as a director of our company from March 2000 to September 2000. Dr. Newman has held, during the last five years, various positions at Xybernaut Corporation, the leading provider of mobile, wearable computing hardware, software and services, bringing wireless communications and full-function Pentium computing power in a hands-free design to people when and where required. Dr. Newman has been a director of Xybernaut Corporation since January 1995, Vice Chairman of the Board of Xybernaut Corporation since August 1997, and a consultant to Xybernaut Corporation since January 1996. Prior to that time, Dr. Newman was the Executive Vice President and Secretary of Xybernaut Corporation. Currently, Dr. Newman provides business, management and administrative and consulting services to various medical and business groups. Dr. Newman is a graduate of Brooklyn College with a Bachelor of Arts degree and the University of Rochester with a Doctorate degree in Medicine.

         Beryl Wolk has served as an advisor to our board of directors since November 1997. Mr. Wolk's business emphasis has been on developing unique targeted media, which evolve into a series of integrated, marketing multi-media. Mr. Wolk founded the Internet Marketing Consortium, a large group of companies that have joined together to enhance each other's marketing. Mr. Wolk was an innovator in the use of newspapers for distribution of direct response marketing in a magazine format. Mr. Wolk has, as co-founder of the Cable Advertising Bureau, also been a leader in the cable industry. He was co-founder and co-owner of cable television's largest circulation magazine, The Cable Guide, which merged with TV Guide. Mr. Wolk conceived and founded the first company that produced 30-minute "infomercials." In addition, Mr. Wolk is a co-founder of CartCade, a kiosk company whose carts are used for lead generation surveys, literature distribution, various forms of recruitment and the sale of products. Mr. Wolk developed Dial-A-Fax, Inc., publisher of a facsimile telephone directory. Mr. Wolk is a graduate of the University of Pennsylvania's Wharton School of Business and is a retired Lieutenant Commander in the United States Naval Reserve.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish our company with copies of all reports that they file.

         Based solely upon a review of copies of reports furnished to us during and after the fiscal year ended September 30, 2000, or any written representations received by our company from a director, officer or beneficial owner of more than 10% of our company's common stock that no other reports were required, we believe that, for the fiscal year ended September 30, 2000, all
Section 16(a) filing requirements applicable to our company's reporting persons were met.

COMPENSATION OF DIRECTORS

         Our directors receive no compensation for attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning compensation earned for all services rendered to our company in all capacities during the fiscal years ended September 30, 2000 and 1999, for our Chief Executive Officer and for our two other executive officers whose total compensation exceeded $100,000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                COMPENSATION
                                        ANNUAL COMPENSATION        AWARDS
                                      ----------------------    -------------
                           AS OF
                           YEAR                                  SECURITIES
          NAME AND         ENDED                                 UNDERLYING
     PRINCIPAL POSITION   SEPT. 30    SALARY       BONUS        STOCK OPTIONS
     ------------------    ------     ------       -----       ---------------
Alex Kanakaris              2000     $175,000(1)  $42,760(2)   3,762,500
  Chairman of the Board,    1999     $105,000     $97,098(3)      --
  President and Chief
  Executive Officer

Branch Lotspeich            2000     $125,000(4)  $ 4,829(5)    1,525,000
  Vice Chairman of the      1999     $105,000     $25,134(6)      --
  Board and President of
  Desience Corporation

John Robert McKay           2000     $105,000(7)  $12,145(8)     495,000
  Webmaster and Director    1999     $ 14,998     $ 9,513(9)      --

------------------------
(1) Salary changed in January 2000 from $105,000 to $150,000 and in August 2000 from $150,000 to $175,000.
(2) Represents forgiveness of indebtedness as bonus compensation in the aggregate principal amount of $39,495 and the approximate interest amount of $3,265.
(3) Represents cash bonus compensation in the amount of $73,378 and forgiveness of indebtedness as bonus compensation in the aggregate principal amount of $14,080 and the approximate interest amount of $9,640.
(4)      Salary changed in January 2000 from $105,000 to $125,000.
(5) Represents forgiveness of indebtedness as bonus compensation in the aggregate principal amount of $3,920 and the approximate interest amount of $909.
(6) Represents cash bonus compensation in the amount of $18,838 and forgiveness of indebtedness as bonus compensation in the aggregate principal amount of $3,920 and the approximate interest amount of $2,376.
(7)      Salary changed in April 2000 from $80,000 to $105,000.
(8) Represents cash bonus compensation in the amount of $5,000 and forgiveness of indebtedness as bonus compensation in the approximate aggregate principal amount of $5,800 and the approximate interest amount of $1,345.
(9) Represents forgiveness of indebtedness as bonus compensation in the approximate aggregate principal amount of $5,800 and the approximate interest amount of $3,713.

                     OPTION GRANTS FOR THE LAST FISCAL YEAR

         The following table provides information regarding option grants in the fiscal year ended September 30, 2000 to the Named Officers. We did not grant any stock appreciation rights in the year ended September 30, 2000.

                                           INDIVIDUAL GRANTS
                       ---------------------------------------------------------
                         NUMBER OF    PERCENT OF
                        SECURITIES      TOTAL
                        UNDERLYING     OPTIONS          EXERCISE
                         OPTIONS      GRANTED TO        OR BASE
                         GRANTED     EMPLOYEES IN        PRICE        EXPIRATION
Name                       (#)       FISCAL YEAR(1)      ($/SH)(2)       DATE
-------------------    -----------   --------------   ------------   -----------
Alex F. Kanakaris...   2,100,000         57.38%          $.520       12/31/2009
                 ...     900,000         57.38%          $.705        5/25/2010
                 ...     762,500         57.38%          $.750        8/01/2010

Branch Lotspeich....   1,200,000         23.26%          $.520       12/31/2009
                ....     325,000         23.26%          $.705        5/25/2010

John Robert McKay...     345,000          7.55%          $.520       12/31/2009
                 ...     100,000          7.55%          $.705        5/25/2010
                 ...      50,000          7.55%          $.750        8/01/2010

-------------------
(1) Based on options to purchase 6,557,500 shares of common stock granted to employees during the fiscal year ended September 30, 2000.
(2) The options were granted at an exercise price equal to the fair market value of a share of common stock on the date of grant.

                OPTION EXERCISES AND FISCAL YEAR-END VALUES

         There were no exercises of options by the Named Officers during the fiscal year ended September 30, 2000. The following table sets forth the number of exercisable and unexercisable in-the-money stock options and their values at September 30, 2000 for the Named Officers. An option is "in-the-money" if the fair market value for the underlying securities exceeds the exercise price of the option.

                              NUMBER OF
                        SECURITIES UNDERLYING       VALUE ($) OF UNEXERCISED
                       UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                         SEPTEMBER 30, 2000           SEPTEMBER 30, 2000(1)
                     ---------------------------   ---------------------------
      NAME           EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ----           -----------   -------------   -----------   -------------

Alex F. Kanakaris...  3,762,500         --              $0            --

Branch Lotspeich....  1,525,000         --              $0            --

John Robert McKay...    495,000         --              $0            --

---------------
(1) The closing price of our common stock as of September 30, 2000 as reported by a member firm of the NASD that effects transactions in stocks quoted on the NASD's OTC Electronic Bulletin Board was $.5156.

                             2000 STOCK OPTION PLAN

         Our board of directors and stockholders have approved our 2000 Stock Option Plan, or the 2000 Plan. The 2000 Plan is designed to enable us to offer an incentive-based compensation system to employees, officers and directors of our company and to employees of companies who do business with our company. The 2000 Plan provides for the grant of incentive stock options, or ISOs, and nonqualified stock options, or NQOs. ISOs and NQOs are collectively referred to below as options.

         A total of 3,000,000 shares of our common stock are authorized for issuance under the 2000 Plan. As of January 11, 2001, we had a total of 18 employees, officers and directors eligible to receive options under the 2000 Plan, and options to purchase up to 3,000,000 shares of our common stock were outstanding under the 2000 Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the 2000 Plan.

         The 2000 Plan is to be administered by a committee of not less than two nor more than five persons appointed by the board of directors, each of whom must be a director of our company. Notwithstanding the foregoing, the board of directors may act as the committee under the 2000 Plan. It is the intent of the 2000 Plan that it be administered in a manner such that option grants and exercises would be exempt under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Since the adoption of the 2000 Plan in May 2000, the committee for the 2000 Plan has been comprised of Alex Kanakaris, Branch Lotspeich and John McKay.

         The committee is empowered:

         o to select those eligible persons to whom options shall be granted under the 2000 Plan;
         o to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs, and the number of shares to be subject to each option; and
         o to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the 2000 Plan.

         The committee has sole discretion to interpret and administer the 2000 Plan, and its decisions regarding the 2000 Plan are final.

         ISOs granted under the 2000 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of our company on the date of grant, such exercise price shall be not less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 2000 Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by the committee, except that no option may be exercised more than ten years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of our common stock or a combination of cash and shares of our company's common stock.

         The 2000 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by the board of directors. The board of directors may not materially impair any outstanding options without the express consent of the optionee or materially increase the number of shares subject to the 2000 Plan, materially increase the benefits to optionees under the 2000 Plan, materially modify the requirements as to eligibility to participate in the 2000 Plan or alter the method of determining the option exercise price without stockholder approval. No option may be granted under the 2000 Plan after May 24, 2010.

         Although not intended as an anti-takeover measure by the board of directors, one of the possible effects of the 2000 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of the directors and officers of our company. Such persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such attempt.

         In addition, options may, in the discretion of the committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of the assets of our company, or other attempted changes in the control of our company. In the opinion of the board of directors, such an acceleration provision merely ensures that optionees under the 2000 Plan will be able to exercise their options as intended by the board of directors and stockholders of our company prior to any such extraordinary corporate transaction that might serve to limit or restrict such right. The board of directors is, however, presently unaware of any threat of hostile takeover involving our company.

MEETINGS OF THE BOARD OF DIRECTORS

         Our board of directors held five meetings during the fiscal year ended September 30, 2000 and took action by unanimous written consent on 19 occasions. No incumbent director during the fiscal year ended September 30, 2000 attended fewer than 75% of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which the director served during the director's term of service thereon.

BOARD COMMITTEES; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         We do not have audit, nominating or compensation committees of the board of directors and, except as described below, no committee of the board of directors performs similar functions.

         Our board of directors appointed an executive committee consisting of three directors: Alex Kanakaris, Branch Lotspeich and John Robert McKay. Subject to any actions that may be taken by our full board of directors, the executive committee has the authority to:

         o Appoint officers and agents of our company and determine their salaries;
         o Borrow money, and issue bonds, notes or other obligations and evidences of indebtedness;
         o Authorize the corporate seal to be affixed to documents of our company;
         o Determine questions of general policy with regard to the business of our company;
         o        Make recommendations as to declaration of dividends;
         o Issue equity securities for cash, property or services rendered, at prices no less than 40% of the last bid price on the NASD's OTC Electronic Bulletin Board on the day prior to approval of issuance; and
         o Make loans from time to time to officers and employees of our company and determine the amount, interest rate and due date for the loans and whether the loans will be collateralized, provided that no loan may result in an outstanding loan balance of more than $300,000 at any one time (notwithstanding any loans made prior to May 17, 2000) and provided further that no funds received from any debenture agreement entered into by our company during 1999 and 2000 may be used to fund any such loans.

          The executive committee of our board of directors held no meetings during the fiscal year ended September 30, 2000 and took action by unanimous written consent on twelve occasions.

         The 2000 Stock Option Plan committee held no meetings during our fiscal year ended September 30, 2000 and took action by unanimous written consent on two occasions.

         No executive officer of our company has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of our company.

                REPORT OF THE BOARD OF DIRECTORS ON AUDIT MATTERS

         Our company does not have an audit committee. Therefore, the board of directors of our company is charged with the duties of an audit committee. The board of directors has not adopted a written charter for an audit committee. Our company's board of directors is currently comprised of Alex Kanakaris, Branch Lotspeich, John Robert McKay, Patrick McKenna, Lisa Lawrence, Robert Sherry, Rose Forbes, Jeff Hall, Tom Hughes and Charles Moore.

         The board of directors of our company has reviewed and discussed the audited financial statements with management and has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1. However, the board of directors has not discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standard No. 61 or the auditors' independence, and the board of directors made no recommendation to management relating to whether our audited financial statements should be included in our company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, which Annual Report was filed with the Securities and Exchange Commission in January 2001.

AUDIT FEES

         The aggregate fees billed and to be billed by our independent auditors, Weinberg & Company, P.A., for professional services rendered for the audit of annual financial statements for the fiscal year ended September 30, 2000 and the reviews of the financial statements included in our Quarterly Reports on Form 10-QSB for the first three quarters of the fiscal year ended September 30, 2000 were approximately $92,942.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed and there are no fees to be billed for professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by our principal accountant, Weinberg & Company, P.A., for the fiscal year ended September 30, 2000.

ALL OTHER FEES

         The aggregate fees billed and to be billed for services rendered by our principal accountant, Weinberg & Company, P.A., other than services covered by the fees disclosed above, for the fiscal year ended September 30, 2000 were approximately $16,536.

         The board of directors has not considered whether the provision of the professional services by our company's principal accountants relating to the fees described above is compatible with maintaining our principal accountant's independence.

         The percentage of the hours expended on our principal accountant's engagement to audit our financial statements for the fiscal year ended September 30, 2000 that were attributed to work performed by persons other than our principal accountant's full-time, permanent employees was not in excess of 50%.

Respectfully Submitted,
The Board of Directors

Alex Kanakaris
Branch Lotspeich
John Robert McKay
Lisa Lawrence
Patrick McKenna
Rose Forbes
Jeff Hall
Robert Sherry
Thomas S. Hughes
Charles Moore

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the acquisition by Kanakaris InternetWorks, Inc. of Desience Corporation in October 1997, Mr. Lotspeich, our Vice Chairman of the Board and Secretary, became entitled to receive 2.5% of the gross sales of Desience Corporation. Effective as of January 1, 2000, Mr. Lotspeich voluntarily relinquished his rights to receive a percentage of gross sales for periods after December 31, 1999. As of January 1, 2001, $16,526 was due and payable to Mr. Lotspeich pursuant to this arrangement.

         Effective as of February 26, 1997, Alex Kanakaris, who is our Chairman of the Board, President and Chief Executive Officer and who was then a director and the President of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between February 26, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on February 26, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by our company as part of compensation for services rendered. As of January 1, 2001, the outstanding principal balance of this note was $19,840.

         Effective as of April 7, 1997, John McKay, who is a director and the webmaster of our company and who was then a director and the webmaster of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $18,000 or the sum of the drawn amounts between April 7, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on April 7, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by our company as part of compensation for services rendered. As of January 1, 2001, the outstanding principal balance of this note was $6,800.

         Effective as of May 19, 1997, Branch Lotspeich, who is a director and executive officer of our company and who was then a director of Kanakaris InternetWorks, Inc. and the President of Desience Corporation, executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $10,000 or the sum of the drawn amounts between May 19, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment due at maturity of the note on May 19, 2002. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by our company as part of compensation for services rendered. As of January 1, 2001, the outstanding principal balance of this note was $3,840.

         Effective as of September 30, 1997, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of $153,000, with interest at an annual rate of 8.0%. Principal and interest payments under the note are due in annual installments of $38,250 commencing September 30, 1998 and continuing until September 30, 2002, at which time the remaining unpaid principal and interest shall be due in full. Amounts due under this note through December 31, 2000 have been forgiven by our company as part of compensation for services rendered. As of January 1, 2001, the outstanding principal balance of this note was $38,250.

         Effective as of December 31, 1997, John McKay executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1999, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by our company as part of compensation for services rendered. As of January 1, 2001, the outstanding principal balance of this note was $4,800.

         Effective as of December 31, 1997, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $85,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by our company as part of compensation for services rendered. As of January 1, 2001, the outstanding principal balance of this note was $8,320.

         Effective as of December 31, 1997, Branch Lotspeich executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $30,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment due at maturity of the note on January 1, 2003. Principal payments are due in five equal annual installments commencing December 31, 1998, with a final principal payment due at maturity of the note. Amounts due under this note through December 31, 2000 have been forgiven by our company as part of compensation for services rendered. As of January 1, 2001, the outstanding principal balance of this note was $4,000.

         David Shomaker, our acting Chief Financial Officer, is a partner of Haynie & Co., a certified public accounting firm. Our company engaged Haynie & Co. to provide us with accounting assistance, tax preparation services and acting Chief Financial Officer services for the twelve months commencing in May 1999. Through January 1, 2001, we have issued 325,000 shares of common stock to Haynie & Co. in connection with this arrangement. Also in connection with this arrangement, our company paid to Haynie & Co. a fee of $1,000 per month during each month from May 1999 through October 1999, $2,000 per month from November 1999 through January 2000 and $4,000 per month commencing in February 2000.

         On April 29, 1999, we issued 5,000 shares of common stock to Lisa Lawrence as part inducement to become an employee of our company.

         In September 1999, our company issued an aggregate of $550,000 of 10% convertible subordinated debentures due September 29, 2000 in a private offering. Bank Insinger de Beaufort and New Millennium Capital Partners II,
LLC each purchased $150,000 of the debentures and AJW Partners, LLC purchased $250,000 of the debentures. The debentures were convertible into shares of common stock at $.60 per share and provided for the issuance of additional shares in excess of those issuable based on a conversion price of $.60 per share in the event the stock price declined below 150% of the conversion price.

         On December 27, 1999, our company executed an unsecured promissory note in favor of Branch Lotspeich in the principal amount of $35,000, with interest at an annual rate of 5%. Payment of principal and accrued interest is due on or before January 10, 2002, with monthly payments of at least 5% of the outstanding balance to be made beginning in February 2000. This note was repaid in full.

         On December 31, 1999, we granted options to purchase up to 2,100,000 shares of common stock to Alex Kanakaris, options to purchase up to 1,200,000 shares of common stock to Branch Lotspeich, options to purchase up to 345,000 shares of common stock to John McKay and options to purchase up to 275,000 shares of common stock to Lisa Lawrence, each with an exercise price of $.52 per share, which was the fair market value of a share of common stock on the date of grant.

         In January 2000, we issued an aggregate of 916,669 shares of common stock of which 250,000 shares were issued to Bank Insinger de Beaufort, 416,667 shares were issued to AJW Partners, LLC, and 250,002 shares were issued to New Millennium Capital Partners II, LLC upon conversion of an aggregate of $550,000 in principal amount plus interest on the debentures purchased by each of the Bank, AJW Partners and New Millennium in the September offering, of which $250,000 was converted by AJW Partners, $150,000 was converted by New Millennium and $150,000 was converted by the Bank.

         On January 7, 2000, our company's Desience Division executed an unsecured promissory note in favor of Alex Kanakaris in the principal amount of $35,000, with interest at an annual rate of 5%. Payment of principal and accrued interest was due on or before May 10, 2000. This note was repaid in full.

         On January 12, 2000, our board of directors authorized us to obtain a term life insurance policy in the amount of $10,000,000 covering Alex Kanakaris which, in the event of the death of Mr. Kanakaris, shall result in 80% of the proceeds of the policy being paid to us and 20% of the proceeds of the policy being paid to the heirs of Mr. Kanakaris, who include, among others, directors Rose Forbes, Lisa Lawrence and Branch Lotspeich.

         On January 13, 2000, we granted options to purchase up to 30,000 shares of common stock to Jeff Hall at an exercise price of $1.31 per share, which was approximately, but not in excess of, the fair market value of a share of common stock on the date of grant.

         On January 17, 2000, we issued 50,000 shares of common stock to Robert Sherry as compensation for consulting services rendered.

         In February 2000, our company issued an aggregate of $1,000,000 of 10% convertible debentures due February 1, 2001 and accompanying warrants to purchase up to 300,000 shares of common stock in a private offering. Bank Insinger de Beaufort purchased $500,000 of the debentures and New Millennium Capital Partners II, LLC and AJW Partners, LLC each purchased $250,000 of the debentures. The debentures initially were convertible into shares of common stock at the lesser of $.97 per share or 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $1.90 per share.

         In March 2000, we issued an aggregate of 522,808 shares of common stock of which 261,404 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC upon conversion by each of them of $250,000 in principal amount plus interest on the debentures purchased by each of them in the February offering.

         In April 2000, we issued an aggregate of 7,908 shares of common stock to Bank Insinger de Beaufort as payment of interest owed on the debentures purchased by the Bank in the February offering; additionally, we issued 258,014 shares of common stock to Bank Insinger de Beaufort upon conversion of $250,000 in principal amount plus interest on the debentures purchased by the Bank in the February offering.

         In April 2000, our company issued an aggregate of $3,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 900,000 shares of common stock in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, were beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.97 per share and 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $1.90 per share. Bank Insinger de Beaufort purchased $1,500,000 of these debentures and received a proportionate number of the accompanying warrants. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $625,000 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $250,000 of these debentures and received a proportionate number of the accompanying warrants.

         On May 11, 2000 we issued 10,000 shares of common stock to Lisa Lawrence as compensation for consulting services rendered.

         On May 17, 2000, Alex Kanakaris executed a promissory note in favor of our company in the principal amount of $160,000, with interest on the unpaid principal balance at an annual rate of 7%. Principal and all accrued interest are due on or before May 16, 2001. The note is collateralized by 142,223 shares of common stock of our company owned by Mr. Kanakaris. As of December 31, 2000, the outstanding balance under this note was approximately $167,000.

         On May 25, 2000, we granted non-qualified stock options to purchase shares of common stock at $.705 per share, which was the closing sale price of a share of common stock on the trading day immediately preceding that date, pursuant to our 2000 Stock Option Plan to certain officers and directors as follows: Alex Kanakaris received an option to purchase 900,000 shares, Branch Lotspeich received an option to purchase up to 325,000 shares, John McKay received an option to purchase up to 100,000 shares, Patrick McKenna received an option to purchase up to 250,000 shares and Lisa Lawrence received an option to purchase up to 250,000 shares.

         In June 2000, we issued an aggregate of 788,096 shares of common stock to Bank Insinger de Beaufort upon conversion of $250,000 in principal amount plus interest on the debenture purchased by the Bank in the April offering and $250,000 in principal amount plus interest on a debenture purchased by the Bank in our February offering.

         Effective as of June 12, 2000, David Shomaker executed an unsecured promissory note in favor of our company in the principal amount of $15,000, with interest on the unpaid principal balance at an annual rate of 10%. As of September 30, 2000, we cancelled the outstanding balance due in lieu of payment of compensation for services rendered.

         In July 2000, we issued an aggregate of 20,989 shares of common stock to Bank Insinger de Beaufort, of which 8,219 shares were issued as back-payment of accrued and unpaid interest owed on certain previously fully converted debentures purchased by the Bank in September 1999 and 12,770 shares were issued as payment of interest owed on the debentures purchased by the Bank in the April offering; additionally, we issued an aggregate of 213,187 shares of common stock, of which 88,828 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC upon conversion by each of them of $50,000 in principal amount plus interest on the debentures purchased by each of them in the April offering, and of which 35,531 shares were issued to Equilibrium Equity, LLC upon conversion of $20,000 in principal amount plus interest on the debenture purchased by it in the April offering.

         In August 2000, our company issued an aggregate of $1,500,000 of 10% convertible debentures and accompanying warrants to purchase up to 450,000 shares of common stock in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, were beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially were convertible into shares of common stock at the lesser of $.97 per share and 66.66% of the average closing bid price of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants were exercisable into shares of common stock at an initial exercise price of $1.90 per share. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $625,000 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $250,000 of these debentures and received a proportionate number of the accompanying warrants.

         In August 2000, we issued an aggregate of 52,680 shares of common stock, of which 21,950 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC, and of which 8,780 were issued to Equilibrium Equity, LLC as payment of interest owed on the debentures purchased by them in the April offering. Additionally, we issued an aggregate of 645,409 shares of common stock of which 268,920 shares were issued to each of AJW Partners and New Millennium upon conversion by each of them of $150,000 in principal amount plus interest on the debentures purchased by each of them in the April offering and of which 107,569 shares were issued to Equilibrium Equity, LLC upon conversion of $60,000 in principal amount plus interest on the debenture purchased by it in the April offering.

         In August 2000, we issued 30,000 shares of common stock valued at $22,500 to Lisa Lawrence as compensation for services rendered.

         In August 2000, we granted non-qualified stock options to purchase shares of common stock at $.75 per share, which was the closing sale price of a share of common stock on the trading day immediately preceding that date, pursuant to our 2000 Stock Option Plan to certain officers and directors as follows: Alex Kanakaris received an option to purchase 762,500 shares, John McKay received an option to purchase up to 50,000 shares and Lisa Lawrence received an option to purchase up to 150,000 shares.

         In September 2000, we issued an aggregate of 101,450 shares of common stock, of which 43,116 shares were issued to each of AJW Partners and New Millennium upon conversion by each of them of $21,250 in principal amount plus interest on the debentures purchased by each of them in the April offering and of which 15,218 shares were issued to Equilibrium Equity, LLC upon conversion of $7,500 in principal amount plus interest on the debenture purchased by it in the April offering.

         In October 2000, we issued an aggregate of 191,687 shares of common stock, of which 115,555 shares were issued to Bank Insinger de Beaufort, 31,680 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC, and 12,772 shares were issued to Equilibrium Equity, LLC as payment of interest owed on the debentures purchased by the Bank, AJW Partners, New Millennium and Equilibrium Equity in the April offering. Also, we issued 155,238 shares of common stock to the Bank upon conversion of $50,000 in principal amount plus interest on the debentures purchased by the Bank in the April offering. Finally, we issued an aggregate of 190,697 shares of common stock, of which 81,046 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC upon conversion by each of them of $23,375 in principal amount plus interest on the debentures purchased by each of them in the April offering and of which 28,605 shares were issued to Equilibrium Equity, LLC upon conversion of $8,250 in principal amount plus interest on the debenture purchased by it in the April offering.

         In November 2000, we issued an aggregate of 27,223 shares of common stock, of which 11,359 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC and of which 4,505 shares of common stock were issued to Equilibrium Equity, LLC as payment of interest owed on the debentures purchased by each of them in the April offering. Also, we issued 1,575,307 shares of common stock to Bank Insinger de Beaufort upon conversion of $400,000 in principal amount plus interest on the debentures purchased by the Bank in the April offering. Finally, we issued an aggregate of 1,093,912 shares of common stock, of which 464,912 shares were issued to each of AJW Partners and New Millennium upon conversion by each of them of $116,875 in principal amount plus interest on the debentures purchased by each of them in the April offering and of which 164,088 shares were issued to Equilibrium Equity, LLC upon conversion of $41,250 in principal amount plus interest on the debenture purchased by it in the April offering.

         On November 6, 2000, we issued 50,000 shares of common stock valued at $19,000 to Jeff Hall as compensation for consulting services rendered.

         On November 6, 2000, we issued 100,000 shares of common stock valued at $38,000 to Rose Forbes as compensation for consulting services rendered.

         On November 6, 2000, we issued 250,000 shares of common stock valued at $95,000 to Lisa Lawrence as compensation for extraordinary services rendered.

         On November 6, 2000, we issued 50,000 shares of common stock valued at $19,000 to Pat McKenna as compensation for consulting services rendered.

         In December 2000, we issued 2,024,016 shares of common stock to Bank Insinger de Beaufort upon conversion of $380,000 in principal amount plus interest on the debentures purchased by the Bank in the April offering. Also, we issued an aggregate of 867,138 shares of common stock, of which 368,533 shares were issued to each of AJW Partners and New Millennium upon conversion by each of them of $72,675 in principal amount plus interest on the debentures purchased by each of them in the April offering and of which 130,072 shares were issued to Equilibrium Equity, LLC upon conversion of $25,650 in principal amount plus interest on the debenture purchased by it in the April offering.

         On December 1, 2000, we issued 50,000 shares of common stock valued at $11,750 to Tom Hughes as compensation for consulting services rendered.

         On December 11, 2000, we issued 2,000,000 shares of common stock valued at $510,000 to Alex Kanakaris as a stock bonus for extraordinary services rendered.

         On January 5, 2001, our company issued an aggregate of $650,000 of 12% convertible debentures and accompanying warrants to purchase up to 3,900,000 shares of common stock in a private offering to four accredited investors. Each of the investors, if certain conversion limitations are disregarded, were beneficial owners of 5% or more of our outstanding shares of common stock. The debentures initially are convertible into shares of common stock at the lesser of $.15 per share and 62.5% of the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding conversion, and the warrants are exercisable into shares of common stock at the lesser of $.125 per share and the average of the lowest three intraday trading prices of a share of common stock during the 20 trading days immediately preceding exercise. Bristol Investment Fund, Ltd. purchased $400,000 of these debentures and received a proportionate number of the accompanying warrants. Each of AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased $104,125 of these debentures and received a proportionate number of the accompanying warrants. Equilibrium Equity, LLC purchased $41,750 of these debentures and received a proportionate number of the accompanying warrants.

         On January 17, 2001, we entered into a Charter Membership Agreement with the New York Internet Chamber of Commerce, or NYICC, of which Charles Moore is founder and President, which resulted in our payment to NYICC of $5,000 for various promotional services to be provided by NYICC to our company.

         As of January 26, 2001, we issued in January 2001 an aggregate of 360,794 shares of common stock, of which 63,430 shares were issued to Bank Insinger de Beaufort, 123,208 shares were issued to each of AJW Partners, LLC and New Millennium Capital Partners II, LLC, and 50,948 shares were issued to Equilibrium Equity, LLC as payment of interest owed on the debentures purchased by the Bank, AJW Partners, New Millennium and Equilibrium Equity in the April offering. Also, we issued 1,342,235 shares of common stock to the Bank upon conversion of $200,000 in principal amount plus interest on the debentures purchased by the Bank in the April offering. Finally, we issued an aggregate of 1,817,252 shares of common stock, of which 772,332 shares were issued to each of AJW Partners and New Millennium upon conversion by each of them of $123,462 in principal amount plus interest on the debentures purchased by each of them in the April offering and of which 272,588 shares were issued to Equilibrium Equity upon conversion of $43,575 in principal amount plus interest on the debenture purchased by it in the April offering.

                              --------------------

                                   PROPOSAL 2

           APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         Effective as of January 23, 2001, the board of directors approved by action taken at a special a meeting of directors, an amendment to Article Second, Section 1 of our Restated Articles of Incorporation to increase the number of shares of authorized common stock from 100,000,000 to 250,000,000. The full text of the amendment, or the Authorized Share Increase, is attached to this Proxy Statement as EXHIBIT A. The board of directors believes that the Authorized Share Increase is in the best interest of our company and our stockholders because it will make available additional shares of common stock that may be used for acquisitions, financings, employee benefit programs and other corporate purposes.

         The additional shares of common stock proposed to be authorized through stockholder approval of the Authorized Share Increase may be issued from time to time as the board of directors may determine without further action of the stockholders. Although the board of directors has no current plans to use such shares to entrench present management, it may, in the future, be able to use the additional authorized shares of common stock as a defensive tactic against hostile takeover attempts. The authorization of additional shares of common stock will have no current anti-takeover effect. No hostile takeover attempts are, to management's knowledge, currently threatened.

         The relative rights and limitations of the common stock would remain unchanged under the amendment. Stockholders of record do not currently possess, nor upon the approval of the proposed Authorized Share Increase will they acquire, preemptive rights that would entitle them, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, securities of our company.

         With regard to this proposal, each share of common stock entitles the holder of record to one vote and each share of preferred stock entitles the holder of record to twenty non-cumulative votes, with the common stock and the preferred stock voting together as a single class. The affirmative vote of the holders of a majority of the combined voting power of the common stock and preferred stock represented in person or by proxy and entitled to vote on this proposal is needed for the approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

         The board of directors recommends a vote FOR proposal 2.

                              --------------------

                                   PROPOSAL 3

           APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
              TO INCREASE THE VOTING RIGHTS OF THE PREFERRED STOCK

         The board of directors, with Alex Kanakaris abstaining, has approved and is recommending to our stockholders for their approval an amendment to our Restated Articles of Incorporation to increase the voting rights of the Class A Convertible Preferred Stock, or preferred stock.

         Our Restated Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, all of which shares are issued and outstanding and are owned by Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer. Currently, Article Second, Section 2.6 of our Restated Articles of Incorporation provides that each share of preferred stock has twenty non-cumulative votes, voting together with the common stock as a single class on all matters presented to the stockholders generally for action. In addition, Article Second, Section 2.6 of our Restated Articles of Incorporation provides that holders of the preferred stock have the right to vote separately on certain other matters, which include, among others, the amendment of any of the preferences or rights of the preferred stock.

         The board of directors recommends increasing the voting rights of the preferred stock in connection with matters presented for approval of stockholders generally from twenty non-cumulative votes per share to one hundred non-cumulative votes per share. The primary reason for this recommendation is to help ensure that the business and the creative leadership and vision of Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, can continue in the future.

         Approval of the proposed increase in voting rights could be deemed to have a potential anti-takeover effect. If adopted, and assuming proposal 4 is also adopted, the proposed amendment would increase the voting power in the hands of Mr. Kanakaris, one of our directors and executive officers. Mr. Kanakaris is a part of and may be viewed as friendly to incumbent management and may, therefore, be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such an attempt. The board of directors is, however, unaware of any present threat of any hostile takeovers involving our company.

         Because Mr. Kanakaris is the only holder of preferred stock, Mr. Kanakaris could benefit from the adoption of the proposed increase in voting rights by substantially increasing his voting control as one of our stockholders. Accordingly, as a member of the board of directors, Mr. Kanakaris may be viewed as having a conflict of interest in approving, and recommending that the stockholders approve, the proposed increase in voting rights. In addition, our other members of the board of directors may have a conflict of interest in recommending approval of this proposal to our stockholders because Mr. Kanakaris is a part of and may be viewed as friendly to the other incumbent members of the board of directors.

         With regard to this proposal, each share of common stock entitles the holder of record to one vote and each share of preferred stock entitles the holder of record to twenty non-cumulative votes, with the common stock and the preferred stock voting together as a single class. In addition, each share of preferred stock entitles the holder of record to one vote, with the preferred stock voting as a separate class. The affirmative vote of the holders of a majority of the combined voting power of the common stock and preferred stock voting together as a single class, together with the affirmative vote of a majority of the voting power of the preferred stock voting as a separate class, are required for approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

         The board of directors recommends a vote FOR proposal 3.

                              --------------------

                                   PROPOSAL 4

                  APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
                BYLAWS TO PROVIDE FOR NON-APPLICABILITY OF NEVADA
                 "ACQUISITION OF CONTROLLING INTEREST" STATUTES

         The board of directors has adopted, contingent upon approval by our stockholders, a proposed amendment to our Amended and Restated Bylaws, which amendment is attached to this Proxy Statement as EXHIBIT B. The proposed amendment is an amendment and restatement of Article IX "Acquisition of Controlling Interest Provisions of the Nevada General Corporation
Law Shall Not Apply."

         Sections 78.378 to 78.3793, inclusive, of the Nevada Corporations Code generally restrict the acquiror of a controlling interest in a Nevada corporation from exercising the voting rights that accompany the control shares unless stockholder approval is obtained or unless the corporation's articles of incorporation or bylaws provide that these sections do not apply. The proposed amendment provides that these sections of the Nevada Corporations Code do not apply to the acquisition of a controlling interest by Alex Kanakaris pursuant to the increase in voting rights of the preferred stock from twenty non-cumulative votes per share to one hundred non-cumulative votes per share as described in proposal 3. If proposal 3 is approved, then approval of this proposal 4 will enable Mr. Kanakaris to exercise the increased voting rights of the preferred stock without regard to the acquisition of controlling interest sections of the Nevada Corporations Code.

         With regard to this proposal, each share of common stock entitles the holder of record to one vote and each share of preferred stock entitles the holder of record to twenty non-cumulative votes, with the common stock and the preferred stock voting together as a single class. The affirmative vote of the holders of a majority of the combined voting power of the common stock and preferred stock represented in person or by proxy and entitled to vote on this proposal is needed for the approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

         The board of directors recommends a vote FOR proposal 4.

                              --------------------

                                   PROPOSAL 5

                        APPROVAL OF INDEPENDENT AUDITORS

         Our board of directors has appointed the independent certified public accounting firm of Weinberg & Company, P.A. to audit and comment on our company's financial statements for the fiscal year ending September 30, 2001, and to conduct whatever audit functions are deemed necessary pursuant thereto. Weinberg & Company, P.A. audited our company's financial statements for the fiscal year ended September 30, 2000 which are included in our company's most recent Form 10-KSB.

         No representative of our company's independent certified public accounting firm, Weinberg & Company, P.A., is expected to be present at the Annual Meeting. Consequently, a representative from Weinberg & Company, P.A. will neither have the opportunity to make a statement nor be available to respond to questions.

         With regard to this proposal, each share of common stock entitles the holder of record to one vote and each share of preferred stock entitles the holder of record to twenty non-cumulative votes, with the common stock and the preferred stock voting together as a single class. The affirmative vote of the holders of a majority of the combined voting power of the common stock and preferred stock represented in person or by proxy and entitled to vote on this proposal is needed for the approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal. In the event of a negative vote on ratification, the board of directors will reconsider its appointment.

         The board of directors recommends a vote FOR proposal 5.

                              --------------------

                          ANNUAL REPORT TO STOCKHOLDERS

         Our annual report to stockholders for the fiscal year ended September 30, 2000, including audited consolidated financial statements, is being mailed to our stockholders concurrently with this Proxy Statement, but our Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part of the proxy solicitation materials.

                              --------------------

                          ANNUAL REPORT ON FORM 10-KSB

         A copy of our company's Annual Report to the Securities and Exchange Commission on Form 10-KSB is available on the World Wide Web at http://www.sec.gov and is also available (exclusive of exhibits) to stockholders without charge by writing to Kanakaris Wireless, Attention: Investor Relations, 3303 Harbor Boulevard, Suite F-3, Costa Mesa, California 92626.

                              --------------------

                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 of the Securities and Exchange Commission, proposals by stockholders which are intended for inclusion in our proxy statement and proxy and to be presented at our next annual meeting must be received by us by _______________ in order to be considered for inclusion in our proxy materials relating to the next annual meeting. Such proposals shall be addressed to our Secretary and may be included in next year's annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission governing stockholder proposals. For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not later than ______________. If a stockholder fails to notify us of any such proposal prior to that date, our management will be allowed to use its discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting, without any discussion of the matter in our proxy statement.

                              --------------------

                                  OTHER MATTERS

         The board of directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the person named in the proxy to vote the proxy in accordance with his judgment on those other matters.

                                    EXHIBIT A

                 AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                                       OF
                               KANAKARIS WIRELESS

To the Secretary of State
State of Nevada

         Pursuant to the provisions of the Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers of Kanakaris Wireless, which is a corporation for profit organized under the laws of the State of Nevada, do hereby certify that the following amendments have been duly approved by the Board of Directors of the Corporation at a meeting duly convened and held on the 23rd day of January, 2001:

         1. Article Second, Section 1 is hereby amended to read in its entirety as follows:

                  Section 1. AUTHORIZED SHARES. The total number of shares which the Corporation shall have the authority to issue is two hundred fifty-five million (255,000,000) shares of capital stock, of which two hundred fifty million (250,000,000) shares shall be designated common stock, par value of $.001 per share ("Common Stock"), one million (1,000,000) shares shall be designated Class A Convertible Preferred Stock, par value of $.01 per share ("Class A Preferred"), and four million (4,000,000) shares shall be designated Preferred Stock, par value of $.01 per share.

         2. Article Second, Section 2.6 is hereby amended to read in its entirety as follows:

                  2.6 VOTING RIGHTS. On any matter presented for approval of stockholders generally, each share of Class A Preferred shall have one hundred (100) non-cumulative votes, voting together with the shares of Common Stock. Without the affirmative vote of the holders of a majority of the shares of Class A Preferred then outstanding, voting as a separate class with each share of Class A Preferred having one vote, the Corporation may not (i) amend, alter or repeal any of the preferences or rights of the Class A Preferred, (ii) authorize any reclassification of the Class A Preferred, (iii) increase the authorized number of shares of Class A Preferred or (iv) create any class or series of shares ranking prior to the Class A Preferred as to dividends or upon liquidation.

         The number of shares capital stock of the Corporation outstanding and entitled to vote on an amendment to the Restated Articles of Incorporation are _____________ shares of common stock and 1,000,000 shares of Class A Preferred Stock. The foregoing amendments have been consented to and approved by the required vote of stockholders. The required vote of stockholders for amendment 1 above was the affirmative vote of the holders of a majority of the voting power of the common stock and the preferred stock voting together as a single class, with each share of common stock having one vote and each share of preferred stock having twenty non-cumulative votes. The required vote of stockholders for amendment 2 above was the affirmative vote of the holders of a majority of the voting power of the common stock and the preferred stock voting together as a single class, with each share of common stock having one vote and each share of preferred stock having twenty non-cumulative votes, together with the affirmative vote of a majority of the voting power of the preferred stock voting as a separate class, with each share of preferred stock having one vote.

         IN WITNESS WHEREOF, the undersigned officers have hereunto subscribed their names this ___ day of March, 2001.

                                               ------------------------------
                                               Alex F. Kanakaris, President


                                               ------------------------------
                                               Branch Lotspeich, Secretary

                                    EXHIBIT B

                               AMENDMENT TO BYLAWS

         By majority vote of the board of directors (the "Board") approving, contingent upon requisite stockholder approval, a resolution during a special meeting of the Board of Kanakaris Wireless, a Nevada corporation (the "Corporation") held January 23, 2001, and in accordance with Article VIII,
Section 2 of the Corporation's Amended and Restated Bylaws ("Bylaws") and Title 7, Chapter 78 of the Nevada Revised Statutes, Article IX of the Corporation's Bylaws has been amended to read in its entirety as follows:

                                   ARTICLE IX

                  "ACQUISITION OF CONTROLLING INTEREST" PROVISIONS OF THE NEVADA GENERAL CORPORATION LAW SHALL NOT APPLY

                  The provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes shall not apply to an acquisition of a controlling interest by Alex Kanakaris pursuant to an increase in voting rights of the issued and outstanding shares of Class A Convertible Preferred Stock of the corporation from twenty (20) non-cumulative votes per share to one hundred
                  (100) non-cumulative votes per share.

         The remainder of the Corporation's Bylaws remain in full force and effect.


                            CERTIFICATE OF SECRETARY

         The undersigned certifies that:

         (1) The undersigned is the duly elected and acting Secretary of Kanakaris Wireless, a Nevada corporation (the "Corporation"); and

         (2) The foregoing Amendment to Bylaws constitutes the Amendment to Bylaws of the Corporation as duly adopted and approved at a special meeting of the board of directors of the Corporation held on January 23, 2001 and as duly adopted and approved at the Annual Meeting of Stockholders of the Corporation held on March 14, 2001.

         IN WITNESS WHEREOF, I have hereunto subscribed my name on the __ day of March, 2001.


                                               ------------------------------
                                               Branch Lotspeich, Secretary

                               KANAKARIS WIRELESS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                  COMMON STOCK

         The undersigned holder of common stock, $.001 par value per share ("Common Stock"), of Kanakaris Wireless, a Nevada corporation (the "Company"), hereby constitutes and appoints Alex F. Kanakaris, with the power to appoint his substitute, as attorney and proxy, to appear, attend and vote all of the shares of Common Stock of the Company standing in the name of the undersigned on the record date at the Annual Meeting of Stockholders of the Company to be held at the __________________ on March 14, 2001, at 9:00 a.m. local time, and at any adjournment thereof, upon the following:

         1. To elect ten directors to the board of directors of the Company as follows:

                    [ ]  FOR all nominees listed below,
                         except as marked to the contrary.

                    [ ]  WITHHOLD AUTHORITY to vote for
                         all nominees listed below.

                         (INSTRUCTION:  To withhold authority
                         to vote for any individual nominee,
                         strike a line through the nominee's name in the list provided below.)

                         Alex Kanakaris                     Robert Sherry
                         Branch Lotspeich                   Rose Forbes
                         John Robert McKay                  Jeffrey Hall
                         Patrick McKenna                    Tom Hughes
                         Lisa Lawrence                      Charles Moore

         2. To consider and vote upon a proposal to approve an amendment to the Company's Restated Articles of Incorporation to increase the Company's authorized shares of Common Stock from 100,000,000 shares to 250,000,000 shares.

                    [ ]  FOR approval     [ ]  AGAINST approval     [ ]  ABSTAIN

         3. To consider and vote upon a proposal to approve an amendment to the Company's Restated Articles of Incorporation that would increase the voting rights of the Class A Convertible Preferred Stock from twenty non-cumulative votes per share, voting together with our common stock on all matters presented for approval of stockholders generally, to one hundred non-cumulative votes per share on such matters.

                    [ ]  FOR approval     [ ]  AGAINST approval     [ ]  ABSTAIN

         4. To consider and vote upon a proposal to approve an amendment to the Company's Amended and Restated Bylaws that provides that the acquisition of controlling interest provisions of the Nevada Corporations Code shall not apply in connection with the change in voting rights described in proposal 3.

                    [ ]  FOR approval     [ ]  AGAINST approval     [ ]  ABSTAIN

         5. To consider and vote upon a proposal to ratify the appointment of Weinberg & Company, P.A. as the Company's independent certified public accountants to audit the financial statements of the Company for the fiscal year beginning October 1, 2000.

                    [ ]  FOR approval     [ ]  AGAINST approval     [ ]  ABSTAIN

         6. To vote in his discretion on such other business as may properly come before the meeting, or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THIS PROXY ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY ISSUANCE OF A SUBSEQUENT PROXY.

         Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               DATED:
                                      ------------------------------------------



                                      ------------------------------------------
                                      (Signature of Stockholder(s))



                                      ------------------------------------------
                                      (Print Name(s) Here)

                                      [ ]  PLEASE CHECK IF YOU ARE PLANNING TO
                                           ATTEND THE ANNUAL MEETING.

                               KANAKARIS WIRELESS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                       CLASS A CONVERTIBLE PREFERRED STOCK

         The undersigned holder of Class A Convertible Preferred Stock, $.01 par value per share, of Kanakaris Wireless, a Nevada corporation (the "Company"), hereby constitutes and appoints Alex F. Kanakaris, with the power to appoint his substitute, as attorney and proxy, to appear, attend and vote all of the shares of Class A Convertible Preferred Stock of the Company standing in the name of the undersigned on the record date at the Annual Meeting of Stockholders of the Company to be held at the __________________ on March 14, 2001, at 9:00 a.m.
local time, and at any adjournment thereof, upon the following:

         1. To elect ten directors to the board of directors of the Company as follows:

                    [ ]  FOR all nominees listed below,
                         except as marked to the contrary.

                    [ ]  WITHHOLD AUTHORITY to vote for
                         all nominees listed below.

                         (INSTRUCTION:  To withhold authority
                         to vote for any individual nominee,
                         strike a line through the nominee's name in the list provided below.)

                          Alex Kanakaris                     Robert Sherry
                          Branch Lotspeich                   Rose Forbes
                          John Robert McKay                  Jeffrey Hall
                          Patrick McKenna                    Tom Hughes
                          Lisa Lawrence                      Charles Moore

         2. To consider and vote upon a proposal to approve an amendment to the Company's Restated Articles of Incorporation to increase the Company's authorized shares of Common Stock from 100,000,000 shares to 250,000,000 shares.

                    [ ]  FOR approval     [ ]  AGAINST approval     [ ]  ABSTAIN

         3. To consider and vote upon a proposal to approve an amendment to the Company's Restated Articles of Incorporation that would increase the voting rights of the Class A Convertible Preferred Stock from twenty non-cumulative votes per share, voting together with our common stock on all matters presented for approval of stockholders generally, to one hundred non-cumulative votes per share on such matters.

                    [ ]  FOR approval     [ ]  AGAINST approval     [ ]  ABSTAIN

         4. To consider and vote upon a proposal to approve an amendment to the Company's Amended and Restated Bylaws that provides that the acquisition of controlling interest provisions of the Nevada Corporations Code shall not apply in connection with the change in voting rights described in proposal 3.

                    [ ]  FOR approval     [ ]  AGAINST approval     [ ]  ABSTAIN

         5. To consider and vote upon a proposal to ratify the appointment of Weinberg & Company, P.A. as the Company's independent certified public accountants to audit the financial statements of the Company for the fiscal year beginning October 1, 2000.

                    [ ]  FOR approval     [ ]  AGAINST approval     [ ]  ABSTAIN

         6. To vote in his discretion on such other business as may properly come before the meeting, or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THIS PROXY ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY ISSUANCE OF A SUBSEQUENT PROXY.

         Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               DATED:
                                      ------------------------------------------



                                      ------------------------------------------
                                      (Signature of Stockholder(s))



                                      ------------------------------------------
                                      (Print Name(s) Here)

                                      [ ]  PLEASE CHECK IF YOU ARE PLANNING TO
                                           ATTEND THE ANNUAL MEETING.